LOAN AGREEMENT


     LOAN AGREEMENT dated as of December 29, 1997, by and among TECHDYNE, INC., a Florida corporation ("Borrower"), and BARNETT BANK, N.A., a national banking association (together with its successors and assigns, the "Lender").

                           W I T N E S S E T H:

     RECITALS:

     A.   The Borrower has requested a $1,500,000 term loan from Lender; and

     B. The Lender is willing to provide the term loan in accordance with, and subject to, the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises and the covenants, agreements, terms and conditions contained herein, the parties hereto hereby agree as follows:

     SECTION 1.  DEFINITIONS.

     1.1  Defined Terms.  For purposes of this Agreement, in addition to
          -------------
the terms defined elsewhere in this Agreement, the following terms shall have the meanings set forth below (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Affiliate", with respect to any Person, shall  mean any other Person:
(i) that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with such Person;
(ii) that beneficially owns or holds 5% or more of any class of Stock or other equity interest of such Person; or (iii) 5% or more of whose Stock (or in the case of a Person which is not a corporation, 5% or more of whose equity interest) is beneficially owned or held by such Person or a subsidiary of such Person. For purposes hereof, "control" means the pos-session, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting Stock or other equity interests, by contract, or other-wise.

     "Agreement" or "this Agreement" shall include all amendments, modifi-cations and supplements hereto and shall refer to this Agreement as the same may be in effect at the time such reference becomes operative.

     "Bankruptcy Code" shall mean Title 11, United States Code, as amended from time to time, and any successor thereto or replacement thereof.

     "CERCLA" shall mean the Comprehensive, Environmental, Response, Com-pensation and Liability Act of 1980, as amended from time to time, and all rules and regulations from time to time promulgated thereunder.

     "Capital Funds" shall mean the "tangible net worth" (as defined in accordance with GAAP) plus Subordinated Debt.

     "Capital Lease" shall mean any lease of any property which would, in accordance with GAAP, be required to be classified and accounted for as a capital lease on a balance sheet of the lessee.

     "Capital Lease Obligation" shall mean, with respect to any Capital Lease, the amount of the obligation of the lessee thereunder which would, in accordance with GAAP, appear on a balance sheet of such lessee in respect of such Capital Lease.

     "Closing Date" shall mean the date referred to in Section 3.1 hereof.

     "Collateral" shall mean and include all of the assets, property or interests encumbered by the Security Agreement and the other Loan Documents, and all other property and interests in real or personal property which shall, from time to time, secure the Obligations.

     "Debt Service Coverage Ratio" shall have the meaning specified in
Section 5.11 hereof.

     "EPA" shall mean the Environmental Protection Act, as amended from time to time, and all rules and regulations from time to time promulgated thereunder.

     "Environmental Laws" shall mean CERCLA, EPA, RCRA, OSHA, SARA and all other federal, state, local and foreign laws relating to pollution or pro-tection of the environment, including laws relating to emissions, dis-charges, releases or threatened releases of Hazardous Materials into the environment (including without limitation ambient air, surface water, ground water or land) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials, and any and all regulations, codes, plans, orders, decrees, judgments, injunctions, notices or demand letters issued, entered, promulgated or approved thereunder.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and all rules and regulations from time to time promulgated thereunder.

     "Event of Default" shall have the meaning specified in Section 7 hereof.

     "Financials" shall mean the balance sheet, statement of income and Shareholder's equity and statement of cash flows of the Borrower as at and for the fiscal year ended December 31, 1996, and all other interim financial statements or information of the Borrower as of a date subsequent thereto which have been previously delivered by the Borrower to the Lender.

     "GAAP" shall mean generally accepted accounting principles consis-tently applied and maintained throughout the period indicated and consistent with the prior financial practice of the relevant Person.

     "Guarantor" shall mean Medicore, Inc., a Florida corporation.

     "Guaranty Agreement" shall mean the written guarantee(s) executed by the Guarantor and all amendments thereto.

     "Hazardous Material" shall mean any pollutants, contaminants, chemicals, or industrial, toxic or hazardous substance or material defined as such in (or for purposes of) the Environmental Laws, including without limitation, any waste constituents coming within the definition or list of hazardous substances in 40 C.F.R. 261.1 through 261.33.

     "Indebtedness" shall mean all liabilities, obligations and indebted-ness of the Borrower of any and every kind and nature, including, without limitation, the Obligations and all obligations to trade creditors, whether heretofore, now or hereafter owing, arising, due or payable from the Borrower to any Person and howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or other-wise. Without in any way limiting the generality of the foregoing, Indebtedness specifically includes the following:

          (a) all obligations or liabilities of any Person that are secured by any Lien upon property owned by the Borrower, even though the Borrower has not assumed or become liable for the payment thereof;

          (b) all obligations or liabilities created or arising under any lease (including but not limited to any Capital Lease) of real or personal property, or conditional sale or other title retention agree-ment with respect to property used or acquired by the Borrower, even though the rights and remedies of the lessor, seller or Lender there-under are limited to repossession of such property;

          (c)  all unfunded pension fund obligations and liabilities;

          (d) all the Borrower's obligations or liabilities under guarantees of Indebtedness;

          (e)  deferred taxes; and

          (f)  all Obligations.

     "Lender" shall mean Barnett Bank, N.A., a national banking associa-tion, and its successors and assigns.

     "Lien" shall mean any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the UCC or comparable law of any jurisdiction).

     "Loan" shall mean the loan made by the Lender to the Borrower pursuant to this Agreement, which Loan is evidenced by the Note.

     "Loan Documents" shall mean and collectively refer to this Agreement, the Note, the Security Agreement, the Swap Agreements, any financing state-ments, all Guaranty Agreements, and all Supplemental Documentation and any and all agreements, instruments and documents, including, without limita-tion, notes, guaranties, mortgages, deeds to secure debt, deeds of trust, chattel mortgages, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, trust account agreements and all other written matters whether heretofore, now or hereafter executed by or in behalf of the Borrower or the Guarantor and/or delivered to Lender, with respect to this Agreement, or with respect to the transactions contemplated by this Agreement, together with any amendments, modifications and supple-ments thereto, and any renewals or extensions thereof, in whole or in part.

     "Note" shall mean the Promissory Note of even date herewith in the principal sum of $1,500,000.00 executed by Borrower to the order of Lender, as the same may be amended from time to time hereafter.

     "Obligations" shall mean and include the Loan, the obligations of the Borrower under this Agreement, the Note, the Security Agreement, the Swap Agreements, and the other Loan Documents, and all other loans, advances, debts, liabilities, obligations, covenants and duties owing, arising, due or payable from the Borrower to the Lender, of any kind or nature, whether or not evidenced by any note, guaranty or other instrument, arising under this Agreement, the Note, the Security Agreement, Swap Agreements, or the other Loan Documents, whether direct or indirect (including those acquired by assignment), absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising and however acquired. The term includes, but without limitation, all interest, charges, expenses, fees, attorneys' and paralegals' fees and any other sums chargeable to the Borrower by the Lender under this Agreement or any of the other Loan Docu-ments.

     "OSHA" shall mean the Occupational Safety and Health Act, as amended from time to time, and all rules and regulations from time to time promul-gated thereunder.

     "Permitted Liens" shall mean any Liens for current taxes, assessments or other governmental charges which are not delinquent or remain payable without any penalty or which are being contested in good faith and with due diligence by appropriate proceedings but do not (in the Lender's sole judgment) materially and adversely affect the Lender's rights or the priority of the Security Agreement.

     "Person" shall mean a corporation, an association, a partnership, a joint venture, a joint stock company, a trust, an organization, a business, an individual or a government or political subdivision thereof or any government agency, or any other form of entity.

     "RCRA" shall mean the Resource Conservation and Recovery Act, as amended from time to time, and all rules and regulations from time to time promulgated thereunder.

     "Revolver Loan Documents" shall mean all documents, whether now existing or hereafter executed, which evidence, secure, guaranty or other-wise relate to the Revolver Obligations.

     "Revolver Loan Agreement" shall mean the Loan and Security Agreement of dated February 8, 1996 executed by Borrower and Barnett Bank of South Florida, N.A., as amended by a First Amendment to Loan and Security Agree-ment, Loan Agreement and Security Agreement dated July 31, 1997, and Second Amendment to Loan and Security Agreement of even date herewith, and as is may be amended from time to time hereafter.

     "Revolver Obligations" shall mean all "Obligations", as such term is defined in the Revolver Loan Agreement.

     "SARA" shall mean the Superfund Reauthorization and Amendments Act Of 1986, as amended from time to time, and all rules and regulations promul-gated thereunder.

     "SEC" shall mean the Securities and Exchange Commission or any suc-cessor thereto.

     "Security Agreement" shall mean the Security Agreement of even date herewith executed by Borrower in favor of Lender as security for the Loan, as it may be amended from time to time hereafter.

     "Shareholder" shall mean, with respect to any Person, each Person which, directly or indirectly, owns or controls, outstanding Stock of such Person.

     "Solvent" shall mean, as to any Person, that such Person has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is able to pay its debts as they mature and owns property having a value, both at fair valuation and at present fair saleable value, greater than the amount required to pay its debts.

     "Stock" shall mean all shares, options, interests, partnerships or other equivalents (howsoever designated) of or in a corporation, whether voting or non-voting, including, without limitation, common stock, warrants, preferred stock, convertible debentures and all agreements, instruments and documents convertible, in whole or in part, into any one or more or all of the foregoing.

     "Subordinated Debt" shall mean Indebtedness of the Borrower that is subordinated to the Obligations pursuant to an agreement in form and sub-stance satisfactory to Lender.

     "Subsidiary" shall mean any corporation, more than ten percent (10%) of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of which is at the time, directly or indirectly, owned by the Borrower and/or one or more Subsidiaries

(irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency).

     "Supplemental Documentation" shall mean all agreements, instruments, documents, financing statements, warehouse receipts, bills of lading, notices of assignment of accounts, schedules of accounts assigned, mortgages, deeds of trust, certificates of title and other written matter necessary or requested by the Lender to perfect and maintain perfected the Lender's security interest in the Collateral and to consummate the trans-actions contemplated by this Agreement and the other Loan Documents.

     "Swap Agreements" shall mean, collectively, an ISDA Master Agreement dated as of December 22, 1997, between Borrower and Lender, any other or additional swap agreements (as defined in 11 U.S.C. 101) between Borrower and Lender or any of its affiliates, and all other interest rate swap documents, whether now or hereafter existing, between Borrower and Lender or any of its affiliates.

     "Term Loan Documents" shall mean the Promissory Note dated February 8, 1996 in the principal sum of $712,500.00 executed by Borrower to the order of Lender, as such promissory note may be modified or amended from time to time, and all documents, whether now existing or hereafter executed, which evidence, secure, guaranty or otherwise relate to the loan evidenced thereby.

     "Total Debt" shall mean Total Liabilities less Subordinated Debt.

     "Total Liabilities" shall mean all liabilities which would be shown on the liability side of a balance sheet prepared in accordance with GAAP.

     "Trademarks, Copyrights and Patents" shall mean all of the Borrower's right, title and interest in, to and under all trade names, trademarks, servicemarks, copyrights, patents, and other intellectual property, and all licenses and registrations of and applications for each of the foregoing.

     "UCC" shall mean the Uniform Commercial Code as in effect from time to time and enacted in the State of Florida and in any other jurisdiction, as applicable.

     "United States" shall mean the United States of America, including its territories and possessions, and the District of Columbia.

     1.2  Accounting Terms.  Any accounting terms used in this Agreement
          ----------------
which are not specifically defined shall have the meanings customarily given them in accordance with GAAP; provided, however, that in the event
                                    --------  -------
that changes in GAAP shall be mandated by the Financing Accounting Standards Board, or any similar accounting body of comparable standing, or shall be recommended by the Borrower's certified public accountants, to the extent that such changes would modify such accounting terms or the interpretation or computation thereof, such changes shall be followed in defining such accounting terms only from and after such date as the

Borrower and Lender shall have amended this Agreement to the extent necessary to reflect any such changes in the financial covenants and other terms and conditions of this Agreement.

     1.3  Other Terms.  All other terms contained in this Agreement and not
          -----------
otherwise expressly defined in this Agreement shall have the meanings provided for by the UCC as enacted in the State of Florida to the extent the same are used or defined therein.

     SECTION 2.  THE LOAN

     2.1  Term Loan.
          ---------

          (a) Subject to all of the terms and conditions set forth in this Agreement and the other Loan Documents, the Lender shall make the Loan to Borrower on the Closing Date. To evidence the Loan, the Borrower is exe-cuting and delivering the Note to the Lender on the Closing Date, which Note shall bear interest and be paid in accordance with and subject to the terms and conditions of the Note.

     2.2  Prepayment.  Borrower shall not have the right to prepay all or
          ----------
any portion of the principal balance of the Loan except in strict compliance with the provisions of the Note.

     2.3  Payments.  All payments on or in connection with the Loan are to
          --------
be made by Borrower in U.S. Dollars and without any defense, offset or counterclaim of any kind.

     SECTION 3.  CLOSING; CONDITIONS OF CLOSING.

     3.1  Closing. The closing hereunder shall take place on the date and
          -------
at the time of the execution of this Agreement, or at such other time as the parties hereto shall mutually agree.

     3.2  Conditions of Loan.  Without limiting in any manner any other
          ------------------
provisions of this Agreement, the obligation of the Lender to make the Loan is subject to: (i) the accuracy and correctness of the representations and warranties of the Borrower contained herein and in the other Loan Documents and in any certificate delivered pursuant to this Agreement or the other Loan Documents; (ii) the performance by the Borrower of its agreements contained herein and in the other Loan Documents; and (iii) the satisfaction of all of the following conditions:

          (a)  Note.  The Note, in form and substance satisfactory to the
               ----
Lender and its counsel, shall have been duly authorized, executed and delivered by the Borrower, shall be in full force and effect and no default shall exist thereunder.

          (b)  Articles of Incorporation.  The Lender shall have received
               -------------------------
copies of the Articles of Incorporation of the Borrower, and all amendments thereto, certified by the Secretary of State of Florida.

          (c)  Certificates of Good Standing.  The Lender shall have re-
               -----------------------------
ceived certificates for the Borrower, of the corporation's good standing under the laws of each state where the Borrower is authorized to transact business.

          (d)  Items Pertaining to Guarantor.  The Lender shall have re-
               -----------------------------
ceived each of the items identified in subsections (b) and (c) above with respect to the Guarantor.

          (e)  Loan Documents.  All Loan Documents required by Lender to be
               --------------
executed at Closing shall have been executed and delivered to Lender.

          (f)  Opinion of Counsel to the Borrower and Guarantor.  The Lender
               ------------------------------------------------
shall have received the opinion of counsel for the Borrower dated the Closing Date, as to the transactions contemplated by this Agreement, in form and substance satisfactory to the Lender and its counsel.

          (g)  Insurance.  The Lender shall have received certificates of
               ---------
insurance evidencing that Borrower maintains liability, business inter-ruption and all other insurance required to be maintained by the Borrower pursuant to this Agreement and that the Guarantor maintains all insurance required to be maintained by the Guarantor pursuant to the terms and conditions of the Security Agreement and other Loan Documents.

          (h)  Payment at Closing.  There shall have been paid to the re-
               ------------------
spective parties entitled thereto the amounts specified in the closing statement to be issued in connection with the closing to the extent any such amounts are due and owing at, or have been billed to the Lender at or prior to, the Closing Date.

          (i)  Taxes.  All taxes, fees and other charges in connection
               -----
with the execution, delivery, recording, filing and registration of any of the Loan Documents shall have been paid.

          (j)  Governmental Approvals.  All necessary approvals, authoriza-
               ----------------------
tions and consents, if any are required, of all governmental bodies (in-cluding courts) having jurisdiction with respect to the Collateral and the transactions contemplated by this Agreement shall have been obtained.

          (k)  No Injunction, Etc.  No action, proceeding, investigation,
               ------------------
regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Agreement or the consumma-tion of the transactions contemplated hereby, or which, in the Lender's sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement.

          (l)  No Material Adverse Change.  There shall not have occurred
               --------------------------
(a) any material adverse change in the business, financial condition or results of operations of the Borrower or of the Guarantor or in the value of the Collateral since December 31, 1996, or (b) any event, condition or state of facts which would be expected materially and to affect the business, financial condition or results of operations of the Borrower or the Guarantor.

          (m)  Proceedings and Documents.  All opinions, certificates and
               -------------------------
other instruments and all proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Lender and its counsel. The Lender shall have received copies of all other instruments and other evidence as the Lender may reasonably request, in form and substance satisfactory to the Lender and its counsel, with respect to the transactions contemplated by this Agreement and the taking of all actions in connection therewith.

          (n)  Subordinated Debt.  Guarantor shall have executed and de-
               -----------------
livered to Lender an agreement (in form and substance satisfactory to Lender) pursuant to which Guarantor shall have subordinated $2,291,665 in principal indebtedness due from Borrower to Guarantor.

          (o)  Landlord Waivers.  Borrower shall have obtained and delivered
               ----------------
to Lender waivers or subordination of liens, in form and substance satis-factory to Lender, from the landlord at each location where any of the Collateral is located.

          (p)  Event of Default.  No Event of Default, nor any event or
               ----------------
condition which, with notice, lapse of time or the making of the Loan would constitute an Event of Default, shall have occurred and be continuing.

     3.3  Waiver of Conditions Precedent.  If the Lender shall close and
          ------------------------------
fund the Loan prior to the fulfillment of any of the conditions precedent set forth in Section 3.2 hereof, the making of the Loan shall constitute only an extension of time for the fulfillment of such condition and not a waiver thereof, and the Borrower shall thereafter use its best efforts to fulfill each such condition promptly.

     SECTION 4.  REPRESENTATIONS AND WARRANTIES.

     In order to induce the Lender to enter into this Agreement and each of the other Loan Documents and to make the Loan, the Borrower makes the following continuing warranties and representations to the Lender (all representations as to the Guarantor are based on the best of the Borrower's knowledge after due investigation):

     4.1  Corporate Organization and Power.  The Borrower (a) is a corpora-
          --------------------------------
tion duly organized, validly existing and in good standing under the laws of the State of Florida; (b) is qualified to do business and is in good standing in every other jurisdiction where the nature of its business or the ownership of its properties requires it to be so qualified; (c) has the power to own and give Liens in the Collateral and to engage in the transactions contemplated hereby; and (d) has the full power, authority and legal right to execute and deliver this Agreement and the other Loan Documents and to perform and observe the terms and provisions thereof.

     4.2  Litigation; Government Regulation.  There are no actions, suits
          ---------------------------------
or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or the Guarantor at law or in equity before any court or administrative officer or agency which might result in a material adverse change in the business or financial condition of the Borrower or the Guarantor or impair the Borrower's or the Guarantor's ability to perform their respective obligations under the Loan Documents. To the best of the Borrower's knowledge, the Borrower and the Guarantor are not in violation of or in default under any applicable statute, rule, order, decree, writ, injunction or regulation of any governmental body (including any court).

     4.3  Taxes.  The Borrower and the Guarantor are not delinquent in the
          -----
payment of any taxes which have been levied or assessed by any governmental authority against it or its assets. The Borrower and Guarantor have timely filed all tax returns which are required by law to be filed, and has paid all taxes and all other assessments or fees levied upon the Borrower, the Guarantor or upon their respective properties to the extent that such taxes, assessments or fees have become due. No controversy in respect of income taxes is pending or, to the knowledge of the Borrower, threatened.

     4.4  Enforceability of Loan Documents: Compliance With Other Instru-
          ---------------------------------------------------------------
ments.  The Loan Documents are the legal, valid and binding obligations of
-----
the Borrower and the Guarantor, enforceable against the Borrower and the Guarantor in accordance with their respective terms, subject to applicable bankruptcy, reorganization, arrangement, insolvency, moratorium, fraudulent transfer, or other similar laws of general application relating to or affecting the rights or remedies of creditors, and general principles of equity including principles of commercial reasonableness, good faith and fair dealing. The Borrower and the Guarantor are not subject to any cor-porate or other restriction or to any order, rule, regulation, writ, injunction or decree of any court or governmental authority or to any statute which materially and adversely affects its business, property, assets or financial condition. Neither the Borrower nor the Guarantor is a party to any labor contract or labor dispute. Neither the Borrower nor the Guarantor is in default with respect to any indenture, loan agreement, mortgage, lease, deed or similar agreement related to the borrowing of monies to which the Borrower or the Guarantor is a party or by which either the Borrower or the Guarantor is bound. Neither the execution, delivery or performance of the Loan Documents, nor compliance therewith: (a) conflicts or will conflict with or results or will result in any breach of, or constitutes or will constitute with the passage of time or the giving of notice or both, a default under, (i) the Articles of Incorporation or Bylaws of the Borrower or the Guarantor, (ii) any law, order, writ, injunc-tion or decree of anycourt or governmental authority, or (iii) any agree-ment or instrument to which the Borrower or the Guarantor is a party or by which the Borrower or the Guarantor or their respective property is bound or (b) results or will result in the creation or imposition of any Lien upon their respective properties pursuant to any such agreement or instru-ment, except the Liens created by the Loan Documents.

     4.5  Governmental Authorization.  No authorization, consent or
          --------------------------
approval of any governmental authority is required for the execution, delivery and performance of the Loan Documents or the consummation of the transactions contemplated thereby. The Borrower and the Guarantor have, and are in good standing with respect to, all governmental approvals, permits, certificates, inspections, consent and franchises necessary to continue to conduct their respective businesses as heretofore and presently conducted and proposed to be conducted and to own or lease and operate their respective properties as now owned or leased by it. None of such approvals, permits, certificates, consents, or franchises contains any term, provision, condition or limitations which is more burdensome than such as are generally applicable to Persons engaged in the same or similar business as the Borrower and Guarantor.

     4.6  Event of Default.  No event has occurred and is continuing which
          ----------------
constitutes an Event of Default or would constitute such an Event of Default after notice or lapse of time or both.

     4.7  Margin Securities.  None of the transactions contemplated by
          -----------------
this Agreement (including, without limitation thereof, the use of the pro-ceeds of the Loan) will violate or result in a violation of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant there-to. The Borrower does not own or intend to carry or purchase directly or indirectly any "margin securities" as that term is defined in Regulations
G and U of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), and the proceeds of the Loan will be used only for the purposes contemplated hereunder. None of the proceeds of the Loan will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause the Loan to be con-sidered a "purpose credit" within the meaning of Regulations G, T, U or X of the Federal Reserve Board. The Borrower will neither take nor permit any agent acting on its behalf to take any action which might cause this Agreement or any document or instrument delivered pursuant hereto to violate any regulation of the Federal Reserve Board.

     4.8  Full Disclosure.  None of the Loan Documents, nor any statements
          ---------------
furnished by or on behalf of the Borrower or the Guarantor to the Lender in connection with the Loan Documents, contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein or herein not misleading. To the Borrower's knowledge, there is no fact which the Borrower has not disclosed to Lender in writing which materially and adversely affects or, to the Borrower's knowledge, will materially and adversely affect the Borrower, the Guarantor, Col-lateral, the Lender's Liens in the Collateral or the priority thereof, the other assets, business, profits or conditions (financial or otherwise) of the Borrower, or the ability of the Borrower to perform the Obligations.

     4.9  Financials.  The Financials delivered to Lender have been pre-
          ----------
pared in accordance with GAAP, contain no material misstatement or omission, and fairly present the financial position, assets and liabilities of the Borrower as of the respective dates thereof and the results of operations and cash flows of the Borrower for the respective periods then ended. Except for the transactions contemplated by this Agreement and except as may have otherwise been disclosed in the annual, quarterly and current reports (Forms 10-K, 10-Q, and 8-K, respectively) as filed with the SEC and delivered to Lender, since December 31, 1996, there has been no material adverse change in the assets, liabilities or cash flows of the Borrower or in the results of the Borrower's operations or cash flows, and the Borrower has not incurred any obligation or liability which would materially and adversely affect its financial condition, business opera-tions, cash flows or the Collateral.

     4.10 Solvency.  The Borrower and Guarantor are each Solvent.
          --------

     4.11 Compliance With Laws.  To the best of the Borrower's knowledge,
          --------------------
the Borrower has duly complied with, and the Collateral and the Borrower's and Guarantor's business operations and leaseholds are in compliance in all material respects with, the provisions of all federal, state and local laws, rules and regulations applicable to the Borrower, the Collateral or the conduct of the Borrower's or the Guarantor's business, including, without limitation, all Environ-mental Laws, and there have been no citations, notices or orders of noncompliance issued to the Borrower under any such law, rule or regulation.

     4.12 Guarantor Organization and Power.  The Guarantor (a) is a corpora-
          --------------------------------
tion duly organization, validly existing and in good standing under the laws of the State of Florida, (b) is qualified to do business and is in good standing in every other jurisdiction where the nature of its business or the ownership of its properties requires it to be so qualified, and
(c) has full power, authority and legal right to execute and deliver the Guaranty Agreement and to perform and observe the terms and provisions thereof.

     SECTION 5.  AFFIRMATIVE COVENANTS.

     Until such time as all Obligations have been paid in full and Lender shall have no further obligations under this Agreement, the Borrower covenants and agrees that, unless the Lender otherwise consents in writing:

     5.1  Repayment of Obligations.  The Borrower will repay the Obliga-
          ------------------------
tions according to the terms of this Agreement, the Note and the other Loan Documents.

     5.2  Performance Under Loan Documents.  The Borrower will perform all
          --------------------------------
obligations required to be performed by it under the terms of this Agreement and the other Loan Documents and any other agreements now or hereafter existing or entered into between the Borrower and the Lender.

     5.3  Information as to the Borrower.  The Borrower shall deliver to
          ------------------------------
the Lender:

          (a) Within one hundred five (105) days after the close of the calendar year, beginning with the year ending December 31, 1997, audited consolidated financial statements of the Borrower and its Subsidiaries as of the fiscal year then ended, prepared in accordance with GAAP, applied on a basis consistent with the preceding year or containing disclosure of the effect on financial position or results of operation of any change in the application of accounting principles and practices during the year, and accompanied by (i) a report thereon, containing an unqualified opinion, without scope limitations imposed by the Borrower, from a firm of inde-pendent certified public accountants selected by the Borrower and acceptable to the Lender, and (ii) internally prepared, non-audited financial statements, including balance sheets and profit and loss state-ments, for the Borrower and each company included in the audited financial statements as of the fiscal year then ended, prepared in accordance with GAAP, applied on a consistent basis with the preceding year or containing disclosure of the effect on financial position or results of operation of any change in the application of accounting principles and practices during the year.

          (b) Within 15 days after receipt by Borrower, but in no event later than 90 days after the submission of the financial statements described in subsection (a) above, the following: (i) a certificate from the independent certified public accountants of Borrower stating that, in making their examination of the financial statements of the Borrower, they obtained no knowledge of the occurrence or existence of any condition or event which constitutes or would constitute, upon the giving of notice or lapse of time or both, any Event of Default, or a statement specifying the nature and period of existence of any such condition or event disclosed by their examination, and (ii) a copy of a "management letter", if any, from such accountants to the Borrower in connection with such accountants' audit;

          (c) Concurrently with the delivery of the financial statements described in subsection (a) above and the quarterly reports required to be delivered pursuant to subsection (e) below, a certificate from the chief financial or accounting officer of the Borrower certifying to Lender that to his knowledge, the Borrower has kept, observed, performed and fulfilled each and every covenant, obligation and agreement binding upon the Borrower contained in this Agreement or the other Loan Documents, and that no Event of Default, or any event which with the giving of notice or lapse of time or both, would constitute an Event of Default, has occurred or specifying any such Event of Default, together with a financial covenant compliance worksheet, in form and substance satisfactory to the Lender, reflecting the computation of the financial covenants set forth in Sections 5 and 6 hereof as of the end of the period covered by such financial statements;

          (d) Within 15 days after the submission thereof to the SEC, copies of the 10-Q and 10-K financial statements of the Guarantor and the Borrower;

          (e) On or before the thirtieth (30th) day of each quarter and at such other times as requested by Lender, an accounts receivable aging report, prepared by invoice date, and an accounts payable listing and aging report, all as of the end of the immediately preceding quarter; and

          (f) Upon the Lender's written request, such other information about the Collateral or the financial condition and operations of the Borrower or the Guarantor as the Lender may from time to time reasonably request. The Lender may, upon its determination that there has been an adverse change in the overall performance and condition of the Borrower, the Collateral, and/or the Guarantor, require more frequent rendering of the reports and certificates described in (a) through (e) above.

     5.4  Notice of Certain Events.  The Borrower shall, immediately upon
          ------------------------
obtaining knowledge thereof, give written notice to the Lender of: (a) any material litigation or proceeding brought against the Borrower, whether or not the claim is considered by the Borrower to be covered by insurance;
(b) any written notice of a violation received by the Borrower from any governmental regulatory body or law enforcement authority which, if such violation were established, might have a material adverse effect on the business of the Borrower, the value of the Collateral, the Lender's Liens in the Collateral or the priority of such Liens; (c) any labor controversy which has resulted in a strike or other work action materially affecting the Borrower;

(d) any attachment, judgment, Lien, levy or order which may be placed on or assessed against or threatened against the Borrower if the amount thereof exceeds $200,000 or against the Collateral in any amount; (e) any Event of Default or any event which, after notice or lapse of time or both, would become an Event of Default; and (f) any other matter which has resulted in a material adverse change in the financial condition, cash flows or opera-tions of the Borrower or the Guarantor.

     5.5  Corporate Existence and Maintenance of Properties.  The Borrower
          -------------------------------------------------
shall maintain and preserve its corporate existence and all rights, privi-leges and franchises now enjoyed; and the Borrower shall conduct its business in an orderly, efficient and customary manner, keep its properties in good working order and condition, and from time to time make all needed repairs to, renewals of or replacements of its properties (except to the extent that any of such properties is obsolete or is being replaced) so that the efficiency of such property shall be fully maintained and preserved. The Borrower shall file or cause to be filed in a timely manner all reports, applications, estimates and licenses which shall be required by any governmental authority and which, if not timely filed, would have a material adverse effect on the Borrower, the Collateral, the Lender's Liens in the Collateral or the priority of such Liens.

     5.6  Payment of Indebtedness: Performance of Other Obligations.  The
          ---------------------------------------------------------
Borrower shall pay all Indebtedness for borrowed money at maturity, all taxes, assessments and other governmental charges which may be levied or assessed upon the Borrower when due and all other obligations in accordance with customary trade practices, and comply with all acts, rules, regula-tions and orders of any legislative, administrative or judicial body or official applicable to the operation of the Borrower's business; provided, however, that the Borrower may in good faith by appropriate proceedings and with due diligence contest any such taxes, assessments, governmental charges, acts, rules, regulations, orders and directions. The Borrower shall also observe and remain in compliance with all laws, ordinances, governmental rules and regulations to which it is subject and obtain all licenses, permits, franchises or other governmental authorizations necessary to the ownership of its properties or the conduct of its business, and all covenants and conditions of all agreements and instru-ments to which the Borrower is a party, which failure to comply or failure to obtain would materially and adversely affect the business, prospects, profits, properties or condition (financial or otherwise) of the Borrower.

     5.7   Maintenance of Insurance.  The Borrower also agrees to maintain
           ------------------------
and pay for (a) business interruption insurance, (b) public liability insurance, and (c) all such other insurance as is customary in the business in which the Borrower is engaged or which the Lender may otherwise require, and all of such insurance shall be in such amount, for such periods, with such companies and in such form as shall be satisfactory to the Lender. Borrower shall deliver to the Lender certificates of insurance with respect to the insurance required to be maintained by Borrower and Guarantor with satisfactory endorsements naming the Lender as additional insured there-under. Each policy of insurance shall contain a clause requiring the insurer to give not less than thirty (30) days prior written notice to the Lender before any cancellation of the policies for any reason whatso-ever and a clause that the interest of the Lender shall not be impaired or invalidated by any act or neglect of the Borrower, the Guarantor, or the owner of the property nor by the occupation of the premises wherein such property is located for purposes more hazardous than are permitted by said policy. The Borrower hereby directs all insurers under such policies of insurance on the Collateral to pay all proceeds payable thereunder directly to the Lender. The Borrower hereby irrevocably makes, constitutes and appoints the Lender (and all officers, employees or agents designated by the Lender) as the Borrower's true and lawful attorney (and agent-in-fact) for the purpose of making, settling and adjusting claims under such policies of insurance, endorsing the name of the Borrower on any check, draft, instrument or other item or payment for the proceeds of such policies of insurance and for making all deter-minations and decisions with respect to such policies of insurance so long as any of the Obligations are outstanding; provided, however, that prior to the occurrence of an Event of Default hereunder, the Lender shall not settle or adjust any insurance claims without the prior written approval of Borrower. If the Borrower or the Guarantor fails to obtain and maintain any of the policies of insurance or to pay any premium in whole or in part, then the Lender may, at the Borrower's expense, without waiving or releasing any obligation or default by the Borrower hereunder, procure the same, but shall not be required to do so. All sums so disbursed by the Lender, including attorneys' fees, court costs, expenses and other charges related thereto, shall be payable on demand by the Borrower to the Lender and shall be additional Obligations hereunder secured by the Collateral. The Borrower shall deliver to the Lender, promptly as rendered, true copies of all reports made in any reporting forms to insurance companies. Not less than thirty (30) days prior to the expiration date of the insurance policies required to be maintained by the Borrower or Guarantor, the Borrower shall deliver to the Lender one or more certificates of insurance evidencing renewal of the insurance coverage required hereunder plus such other evidence of payment of premiums therefor as the Lender may request.

     5.8  Maintenance of Books and Records; Inspection.  The Borrower shall
          --------------------------------------------
maintain adequate books, accounts and records, and prepare all financial statements required under this Agreement in accordance with GAAP and in compliance with the regulations of any governmental regulatory body having jurisdiction over it; and permit employees or agents of the Lender at any reasonable time to inspect the Borrower's properties, and to examine or audit the Borrower's books, accounts and records and make copies and memoranda of them. The Borrower shall permit any representative of the Lender to visit and inspect any property of the Borrower, to examine all books of accounts, records, reports and other papers, to make copies and extracts therefrom, and to discuss the affairs, finances and accounts of the Borrower withits officers, employees and independent public accountants (and by this provision the Borrower authorizes said accountants to discuss the finances and affairs of the Borrower), all at such reasonable times during normal business hours and as often as may be reasonably requested. Without limiting the generality of the foregoing, the Borrower shall permit representatives of the Lender to conduct quarterly field examinations of the Borrower's premises and books and records (wherever located) during the Term; provided, however, that the Lender reserves the right at any time to increase the frequency of such examinations in its sole discretion. The Lender shall not unreasonably interfere with the business of the Borrower in exercising any of the examination and audit rights granted to Lender under this Agreement, and Lender shall maintain the confidentiality of the information obtained from such examinations and audits in accordance with applicable law.

     5.9  Compliance with ERISA.  The Borrower shall at all times make
          ---------------------
prompt payment of contributions required to meet the minimum funding stand-ards set forth in ERISA with respect to any employee benefit plan; promptly after the filing thereof, furnish to the Lender copies of any annual report required to be filed under ERISA in connection with each employee benefit plan; not withdraw from participation in, permit the termination or partial termination of, or permit the occur-rence of any other event with respect to any employee benefit plan that could result in liability to the Pension Benefit Guaranty Corporation; notify the Lender as soon as practicable of any Reportable Event and of any additional act or condition arising in connection with any employee benefit plan which the Borrower believes might constitute grounds for the termination thereof by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States district court of a trustee to administer such plan; and furnish to the Lender upon the Lender's request, such additional information about any employee benefit plan as may be reasonably requested.

     5.10 Compliance with Environmental Laws.  The Borrower shall comply,
          ----------------------------------
and shall use its best efforts to cause the Guarantor to comply, at all times with all Environmental Laws and all other federal, state or local statutes, laws, ordinances, rules, regulations, orders or decrees relating to Environmental Laws.

     5.11 Debt Service Coverage Ratio.  Borrower shall maintain a Debt
          ---------------------------
Service Coverage Ratio of at least 1.25:1.00 as of the end of each calendar year, which ratio shall be calculated using Borrower's consolidated financial statements. For purposes hereof, the "Debt Service Coverage
Ratio" shall be calculated at the end of each calendar year, and shall mean the ratio of (1) the sum of (a) the net income (or loss) of Borrower, less dividends, plus (b) interest expense on Indebtedness (including the Obligations), plus (c) depreciation expenses, plus (d) amortization expense, minus (e) dividends, to (2) the sum of (a) current maturities of long term debt, plus (b) interest expense, all determined in accordance with GAAP.

     5.12 Current Ratio.  The Borrower shall maintain a Current Ratio of
          -------------
at least 1.5:1 at all times. For purposes hereof, the term "Current Ratio" shall be defined as the ratio of Current Assets to Current Liabilities, as such terms are defined in accordance with GAAP. Although the Borrower shall be required at all times to comply with this Section 5.12, the Lender shall test the Borrower's compliance on a quarterly basis using the consolidated financial statements and other information provided by Borrower.

     5.13 Capital Funds.  The Borrower shall at all times maintain Capital
          -------------
Funds in an amount equal to or in excess of $3,500,000. Although the Borrower shall be required at all times to comply with this Section 5.14, the Lender shall test the Borrower's compliance on a quarterly basis using the consolidated financial statements and other information provided by Borrower.

     5.14 Capital Funds Ratio.  The Borrower shall at all times maintain a
          -------------------
ratio of Total Debt to Capital Funds of no more than 1.7:1.0. Although the Borrower shall be required at all times to comply with this Section 5.14, the Lender shall test the Borrower's compliance on a quarterly basis using the consolidated financial statements and other information provided by Borrower.

     5.15 Bank Accounts.  The Borrower shall maintain, and shall cause the
          -------------
Guarantor to maintain, their respective cash management accounts and primary depository accounts with Lender.

     SECTION 6.  NEGATIVE COVENANTS.

     Until such time as all Obligations have been paid in full and Lender shall have no further obligations under this Agreement, the Borrower covenants and agrees that, unless the Lender otherwise consents in writing, the Borrower will not:

     6.1  Dissolution.  Liquidate or dissolve or merge with any Person if
          -----------
the Borrower is not the surviving corporation.

     6.2  Liens and Encumbrances.  Allow to be created or exist any deed
          ----------------------
of trust, mortgage, encumbrance or other Lien (including a Lien of attach-ment, judgment or execution) or security interest (including the interest of a conditional seller of goods), securing a charge or obligation, on or of any of the Collateral except for the Liens in favor of the Lender and the Permitted Liens.

     6.3  Disposition of Assets.  Sell, transfer, convey or otherwise
          ---------------------
dispose of any of its assets or property except for (a) sales of inventory in the ordinary course of business, (b) the sale of assets in any calendar year for which the aggregate book value does not exceed $500,000.

     6.4  Transactions With Related Persons.  Directly or indirectly, make
          ---------------------------------
or repay any loan or advance to, or purchase, assume or guarantee any obligation of, any of the Borrower's officers or directors, or any members of their immediate families except that (a) the Borrower may make travel or other reasonable expense advances to employees in the ordinary course of business; (b) the Borrower may allow directors and officers to exercise warrants and options to purchase Stock of the Borrower with the execution of purchase money notes in favor of Borrower provided that such notes must be secured by a first lien priority pledge of the Stock so purchased.

     6.5  Ownership by Guarantor.  Allow any change in the ownership of
          ----------------------
the Borrower's Stock to occur (whether such change is a result of any voluntary or involuntary transfer or any transfer by operation of law) which would reduce the Guarantor's ownership of the Stock of Borrower to less than 51% of the aggregate amount of all issued and outstanding Stock or to less than 51% of the aggregate amount of all voting Stock.

     6.6  New Business.  Engage in any business other than the business
          ------------
in which the Borrower is currently engaged or a business reasonably related thereto or make any material change in any of its business objectives, purposes and operations which might in any way adversely affect the repayment of the Obligations.

     6.7  Guaranties.  Guarantee or otherwise, in any way, become liable
          ----------
with respect to the obligations or liabilities of any Person, except
(a) by endorsement of instruments or items of payment or for delivery to the Lender on account of the Obligations, or
(b) the existing guaranty of the indebtedness of Techdyne (Scotland), Ltd. in the amount guaranteed as of June 30, 1995.

     6.8  Payments on Subordinated Debt.  Make any payments, whether
          -----------------------------
directly or indirectly, on any Subordinated Debt or purchase any Subor-dinated Debt; provided, however, that reductions in Subordinated Debt shall be permitted on a dollar for dollar basis from additional equity that is injected into Borrower or from the use of retained earnings, on a quarterly basis, arising subsequent to March 31, 1995, so long as (a) at the time of any reduction of the Subordinated Debt from additional equity or the use of retained earnings the Borrower shall be in full compliance with all financial covenants contained in this Agreement as of the end of the most recent quarter, (b) both before and immediately after the contemplated reduction, no Event of Default shall exist under this Agreement, and (c) both before and immediately after the contemplated reduction, no facts or circumstances exist which, with notice and/or lapse of time, could constitute an Event of Default under this Agreement.

     SECTION 7.  EVENTS OF DEFAULT.

     7.1  Event of Default.  The occurrence of any one or more of the
          ----------------
following events shall constitute an "Event of Default":

          (a) The Borrower fails to pay any portion of the Obligations when due and Payable or declared due and payable;

          (b) The Borrower fails or neglects to observe, perform or comply with any other term, provision, condition, covenant, warranty or representa-tion contained in this Agreement or the other Loan Documents or in any other agreement now existing or hereafter executed evidencing, securing or relating in any way to the Obligations, which is required to be observed, performed or complied with by the Borrower; provided, however, that the breach by Borrower of any non-financial covenant that is reasonably susceptible to cure by Borrower within 30 days shall not constitute an Event of Default if such breach is fully cured within 30 days after written notice from Lender;

          (c) If any representation or warranty made in writing by or on behalf of the Borrower or the Guarantor in this Agreement, or in the other Loan Documents or in any other agreement now existing or hereafter executed between the Borrower and/or the Guarantor and the Lender, or in connection with the transactions contemplated hereby or thereby, shall prove to have been false or incorrect in any material respect at the time at which such representation or warranty was made;

          (d) The occurrence of any breach of, or default or event of default under, any of the Loan Documents (including, without limitation, any breach or default by Guarantor under the Security Agreement or Guaranty Agreement);

          (e) The failure of the Borrower to pay, on or before the due date thereof, any principal, interest or other sum due to Lender, including, without limitation, any sums due under the Revolver Loan Documents or the Term Loan Documents;

          (f) There shall occur any material uninsured damage to or loss, theft or destruction of any of the Collateral;

          (g) The Borrower or the Guarantor is enjoined, restrained or in any way prevented by the order of any court or any administrative or regu-latory agency from conducting all or any material part of its business;

          (h) The filing by the Borrower or Guarantor of any voluntary petition seeking liquidation, reorganization, arrangement, readjustment of debts or for any other relief under the Bankruptcy Code or under any other act or law pertaining to insolvency or debtor relief, whether state, federal or foreign, now or hereafter existing;

          (i) The filing against the Borrower or Guarantor of any involun-tary petition seeking liquidation, reorganization, arrangement, readjustment of debts or for any other relief under the Bankruptcy Code or under any other act or law pertaining to insolvency or debtor relief, whether state, federal or foreign, now or hereafter existing, and such petition is not dismissed within forty-five (45) days of the filing thereof or within such forty-five (45) day period an order for relief under the Bankruptcy Code or any other applicable act or law shall be entered;

          (j) The Borrower or Guarantor ceases to be Solvent, or the Borrower or Guarantor ceases to conduct its business as now conducted;

          (k) A notice of lien, levy or assessment in an amount in excess of $200,000 is filed of record to all or any portion of the Borrower's or Guarantor's assets by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipal or other govern-mental agency, including, without limitation, the Pension Benefit Guaranty Corporation, or if any taxes or debts owing at any time or times hereafter to any one of them becomes a Lien upon the Collateral or any other asset of the Borrower or the Guarantor and the same is not dismissed, released, discharged or transferred to bond within thirty (30) days after the same becomes a Lien or, in the case of ad valorem taxes, prior to the last day when payment may be made without penalty or such earlier date upon which payment is required pursuant to the terms of the Security Agreement or other Loan Documents;

          (l) Any of the Loan Documents for any reason ceases to be in full force and effect unless the document is re-established or reinstated within 10 days of Lender's written notice to Borrower, or any of the Loan Docu-ments for any reason is declared to be null and void, or the Borrower or Guarantor denies that it has any further liability under any Loan Document to which it is a party, or gives notice to such effect;

          (m) Any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes the cessation or substantial curtailment of Borrower's revenue producing activities for 30 days or more;

          (n) The loss, suspension or revocation of, or failure to renew, any material license or permit now held or hereafter acquired by the Borrower unless the Borrower fully remedies such loss, suspension, revoca-tion or failure to renew within 30 days;

          (o) The Lender does not have or ceases to have a valid and perfected first priority Lien in the Collateral (subject to Permitted Liens), in each case, for any reason other than the failure of the Lender to take any action within its control;

          (p) The entry of a judgment or the issuance of a warrant of attachment, execution or similar process against the Borrower or the Guarantor or any of their respective assets in excess of $400,000, which shall not be dismissed, discharged or bonded within thirty (30) days;

          (q) If a custodian, trustee, receiver or assignee for the benefit of creditors is appointed or takes possession of the Collateral, or any of the Borrower's other assets;

          (r) The occurrence of any of the following events: (i) the happening of a Reportable Event with respect to any profit sharing or pension plan of the Borrower governed by ERISA; (ii) the appointment of a trustee by an appropriate United States District Court to administer any such plan; (iii) the institution of any proceedings by the Pension Benefit Guaranty Corporation to terminate any such plan or to appoint a trustee to administer any such plan; (iv) the failure of the Borrower to furnish to the Lender a copy of each report which is filed by the Borrower with respect to each such plan promptly after the filing thereof with the Secretary of Labor or the Pension Benefit Guaranty Corporation; or (v) the failure of the Borrower to notify the Lender promptly upon receipt by the Borrower of any notice of the institution of any proceeding or any other actions which may result in the termination of any such plans;

          (s) There shall occur any change in the Collateral, the Lender's Lien in the Collateral or the priority of such Lien, or in the business of the Borrower or its operations, conduct or prospects thereof, which, individually or in the aggregate, would have a material adverse effect on the Borrower's ability to repay the obligations;

          (t) There shall occur any change of control or ownership of the majority of the outstanding stock of the Borrower except as expressly allowed under Section 6.5 above; or

          (u) There shall occur any material adverse change in the financial condition of the Borrower or the Guarantor.

     7.2  Acceleration of the Obligations.  Upon and after an Event of
          -------------------------------
Default (other than an Event of Default specified in Section 7.1(h) or (i) hereof), all of the Obligations may, at the option of the Lender, and without demand, notice (except for any notice and cure period ex-pressly required under Section 7.1) or legal process of any kind, be declared, and immediately shall become, due and payable, and upon the occurrence of an Event of Default specified in Section 7.1(h) or (i) or hereof, all of the Obliga-tions shall automatically become due and payable, without demand, notice or legal process of any kind, anything in the Note or other contract evidencing any such obligation or in the Loan Documents or in any other agreement to the contrary notwithstanding.

     7.3  Default Rate of Interest.  Upon the occurrence and during the
          ------------------------
continuance of an Event of Default, all of the Obligations shall bear interest at the Default Rate set forth in the Note until either such Event of Default is cured to the Lender's satisfaction or otherwise waived in writing by the Lender or the Obligations are paid in full and this Agreement is terminated.

     SECTION 8.  RIGHTS AND REMEDIES AFTER EVENT OF DEFAULT.

     8.1  Rights and Remedies.  Upon and after the occurrence of any Event
          -------------------
of Default, the Lender shall have, in addition to all other rights and remedies which the Lender may have under this Agreement, the other Loan Documents, and applicable law, the following rights and remedies, all of which may be exercised with or without further notice to the Borrower:
(a) all of the rights and remedies of a secured party under the UCC of the State of Florida, or any other state where such rights and remedies are asserted; (b) the right to foreclose the Liens created under the Loan Documents or under any other agreement relating to the Collateral, by any available judicial procedure or without judicial process; (c) the right to the fullest extent allowed by law, to enter any premises where the Collateral may be located, through self-help and without judicial process, without first obtaining a final judgment or giving the Borrower notice and opportunity for a hearing on the validity of the Lender's claim, for the purpose of taking possession or removing the same, or require the Borrower to assemble the Collateral and make it available to the Lender at a place to be designated by the Lender; and/or (d) the right to exercise any or all of the remedies available to Lender (whether pursuant to the Loan Documents or otherwise available at law or in equity). The Borrower agrees that the Lender has no obligation to preserve rights to the Collateral against any Person or to marshall any Collateral for the benefit of any Person.

     8.2  Rights and Remedies Cumulative; Non-Waiver; Etc.  The enumeration
          -----------------------------------------------
of the Lender's rights and remedies set forth in this Agreement is not intended to be exhaustive and the exercise by the Lender of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder, under the Loan Documents or under any other agreement between the Borrower and the Lender or which may now or hereafter exist in law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Borrower and the Lender or the Lender's employees shall be effective to change, modify or discharge any provision of this Agreement or to constitute a waiver of any Event of Default. The Lender shall not, under any circumstances or in any event whatsoever, have any liability for any error, omission or delay of any kind occurring in the liquidation of the Collateral or for any damages resulting therefrom except damages directly attributable to the Lender's gross negligence or willful misconduct.

     SECTION 9.  PAYMENT OF EXPENSES.

     Whether or not the transactions contemplated by this Agreement shall be consummated, the Borrower will:

     9.1  Fees and Expenses.  Pay or reimburse the Lender upon demand for
          -----------------
all expenses (including, without limitation, reasonable attorneys' and paralegals' expenses and travel expenses) incurred or paid by the Lender in connection with: (a) the preparation, execution, delivery, interpreta-tion, modification or amendment of this Agreement or the other Loan Documents (provided that the legal fees of Lender in connection with the initial closing of this transaction and the transaction contemplated by the Revolver Loan Agreement shall not exceed $6,000, exclusive of title insurance premiums, long distance telephone charges, photocopying expense, delivery charges and other disbursements); (b) charges for appraisers, examiners, auditors or similar Persons engaged by Lender with respect to rendering opinions concerning the Borrower's financial condition, the Borrower's books, records and procedures, and the condition and value of the Collateral; (c) any litigation, contest, dispute, suit, proceeding or action (whether instituted by the Lender or the Borrower or any other Person) in any way relating to the Collateral, this Agreement or the other Loan Documents, or the Loan; (d) any attempt to enforce any rights of the Lender or any participant against the Borrower or any other Person which may be obligated to the Lender by virtue of this Agreement or the other Loan Documents; (e) any attempt to inspect, evaluate, verify, protect, collect, sell, liquidate or otherwise dispose of the Collateral; and
(f) the execution, delivery, filing and recording of all documents required by the Lender to perfect the Lender's Liens in the Collateral, including without limitation, any documentary stamp tax or any other taxes incurred because of such execution, delivery, filing or recording.

     9.2  Taxes.  Indemnify and/save the Lender harmless from and against
          -----
any and all liability and loss with respect to or resulting from the non-payment or delayed payment of any and all intangible personal property, documentary stamp and other taxes, fees and excises, if any, including any interest and penalties, which may be, or be determined to be, payable in connection with the transactions contemplated by this Agreement or the Loan Documents or in any modification hereof or thereof.

     9.3  Brokerage Fees.  Indemnify and hold the Lender harmless from
          --------------
and against any and all finder's or brokerage fees and commissions which may be payable in connection with the transactions contemplated by this Agreement other than any fees or commissions of finders or brokers engaged by the Lender.

     SECTION 10. MISCELLANEOUS.

     10.1  Survival of Agreements.  All agreements, covenants, representa-
           ----------------------
tions and warranties contained herein or made in writing by or on behalf of the Borrower in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement and the other Loan Documents until the Obligations are fully paid and performed and Lender shall have no further obligations under this Agreement. No termination or cancellation (regardless of cause or procedure) of this Agreement shall in any way affect or impair the powers, obligations, duties, rights and liabilities of the parties hereto in any way with respect to any transaction or event occurring prior to such termination or cancellation. The Borrower further agrees that to the extent that the Borrower makes a payment or payments to the Lender, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy, insolvency or similar state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the obligation or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been received by the Lender.

     10.2  Governing Law; Waiver of Jury Trial.  THIS AGREEMENT SHALL BE
           -----------------------------------
INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETER-MINED, IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAW PROVISIONS) OF THE STATE OF FLORIDA. THE BORROWER HEREBY CONSENTS
TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN DADE COUNTY, STATE OF FLORIDA, AND CONSENTS THAT ALL SERVICE OF PROCESS BE
MADE BY REGISTERED OR CERTIFIED MAIL DIRECTED TO THE BORROWER AT THE ADDRESS STATED IN SECTION 10.3 HEREOF AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE UNITED STATES MAILS, PROPER POSTAGE PREPAID.
THE BORROWER WAIVES ANY OBJECTION WHICH THE BORROWER MAY HAVE BASED ON LACK OF JURISDICTION OR IMPROPER VENUE OR FORUM NON CONVENIENS TO ANY SUIT OR PROCEEDING INSTITUTED BY THE LENDER UNDER THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS IN ANY STATE OR FEDERAL COURT LOCATED WITHIN DADE COUNTY, FLORIDA. NOTHING IN THIS SECTION 10.2 SHALL AFFECT THE RIGHT OF THE LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE LENDER TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH HAS JURISDICTION OVER THE BORROWER OR ITS PROPERTY. EACH OF THE BORROWER AND THE LENDER HEREBY KNOWINGLY, VOLUNTARILY, IRREVOCABLY AND UNCONDITION-ALLY WAIVES TRIAL BY JURY IN ANY SUIT OR PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PERSON IN CONNECTION WITH THE LOAN OR THE LOAN DOCUMENTS. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND TO MAKE THE LOAN.

     10.3  Notice.  All notices and other communications hereunder shall be
           ------
in writing and shall be deemed to have been validly served, given or delivered three (3) days after deposit in the United States malls, with postage prepaid, and addressed to the party to be notified as follows:

If to Borrower:          Techdyne, Inc.
                         2337 W. 76th Street
                         Hialeah, FL   33016
                         Attn: Daniel R. Ouzts
                         Facsimile Number: (305) 825-0961

With a copy to:          Lawrence E. Jaffe, Esq.
                         777 Terrace Avenue - 5th Floor
                         Hasbrouck Heights, NJ 07604
                         Facsimile Number: (201) 288-8208

If to the
Lender at:               Barnett Bank, N.A.
                         101 Hialeah Drive
                         Second Floor
                         Hialeah, Florida 33010
                         Attn: Ricardo Lujan
                         Facsimile Number: (305) 883-2493

With a copy to:          Coll Davidson Carter Smith Salter
                           & Barkett, P.A
                         201 South Biscayne Boulevard, Suite 3200
                         Miami, Florida 33131
                         Attn: Sherry A. Stanley, Esq.
                         Facsimile Number: (305) 374-7296

or to such other address as each party may designate for itself by like notice, or on the date of delivery to such party at such address, if notice is given or delivered by hand, telex, telegram, facsimile transmittal, or overnight courier.

     10.4 Indemnification of the Lender and its Affiliates.  From and at
          ------------------------------------------------
all times after the date of this Agreement, and in addition to all of the Lender's other rights and remedies against the Borrower, the Borrower agrees to hold the Lender its Affiliates and their respective officers, directors and employees, harmless from, and to indemnify the Lender, its Affiliates and their respective officers, directors and employees against, all losses, damages, costs and expenses (including, but not limited to, attorneys' and paralegals' fees, costs and expenses) incurred by the Lender, its Affiliates and their respective officers, directors and employees from and after the date hereof, whether direct, indirect or consequential, as a result of or arising from or relating to any suit, action or proceeding by any Person, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any Person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution or performance of, or the financing transactions contemplated by, this Agreement and the other Loan Documents, the Lender's furnishing of funds to the Borrower pursuant to this Agreement; provided, however, that the foregoing indemni-fication shall not protect a Lender or its Affiliates from loss, damage, cost or expense directly attributable to such Lender's or any Affiliate's willful misconduct or gross negligence. All of the foregoing losses, damages, costs and expenses of the Lender, its Affiliates and their re-spective officers, directors and employees shall be payable by the Borrower upon demand by the Lender and shall be additional Obligations hereunder secured by the Collateral.

     10.5  Waivers by the Borrower.  Except as otherwise provided for in
           -----------------------
this Agreement, the Borrower waives (a) presentment, demand and protest and notice of presentment, protest, non-payment, maturity and all other notices; (b) notice prior to taking possession or control of the Collateral or any bond or security which might be required by any court prior to allowing the Lender to exercise any of the its remedies; and (c) the benefit of all valuation, appraisement and exemption laws.

     10.6  Lawful Charges.  It is the intent of the parties that the rate
           --------------
of interest and all other charges due from the Borrower be lawful. Not-withstanding anything to the contrary contained in this Agreement or the Note, if at any time until payment in full of the obligations, the rate of interest payable with respect to the Loan (the "Stated Rate") exceeds the highest lawful rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto (the "Maximum Lawful Rate"), then in such event and so long as the Maximum Lawful Rate would be so exceeded, the Stated Rate shall be equal to the Maximum Lawful Rate; provided, however, that if at any time there-after the Stated Rate is less than the Maximum Lawful Rate, the Borrower shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by the Lender from the making of Loan hereunder is equal to the total interest which the Lender would have received had the Stated Rate been (but for the operation of this paragraph) the interest rate payable since the Closing Date. Thereafter, the interest rate payable hereunder shall be the Stated Rate unless and until the Stated Rate again exceeds the Maximum Lawful Rate, in which event this paragraph shall again apply. In no event shall the total interest received by the Lender pursuant to the terms hereof exceed the amount which the Lender could lawfully have received had the interest due hereunder been calculated for the full Term at the Maximum Lawful Rate. If for any reason payment of a portion of interest or charges as required by this Agreement would exceed the limit established by applicable law, then the obligation to pay interest or charges shall automatically be reduced to such limit and if any amounts in excess of such limit shall have been paid, then such amounts shall be applied to the unpaid principal amount of the Obligations or refunded so that under no circumstances shall interest or charges required hereunder exceed the maximum rate allowed by law.

     10.7  Assignment.  The Borrower may not sell, assign or transfer this
           ----------
Agreement, or the other Loan Documents or any portion thereof, including without limitation, the Borrower's rights, title, interests, remedies, powers, and duties hereunder or thereunder. The Borrower hereby consents to the Lender's participation, sale, assignment, transfer or other disposi-tion at any time or times hereafter of this Agreement or the other Loan Documents, or of any portion hereof or thereof, including without limita-tion, the Lender's rights, title, interests, remedies, powers and duties hereunder or thereunder.

     10.8  Amendment.  This Agreement and the other Loan Documents cannot
           ---------
be amended, changed, discharged or terminated orally, but only by an instru-ment in writing signed by the Lender and the Borrower.

     10.9  Severability.  To the extent any provision of this agreement is
           ------------
prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     10.10 Entire Agreement.  This Agreement and the other documents,
           ----------------
certificates and instruments referred to herein constitute the entire agreement between the parties and supersede and rescind any prior agree-ments relating to the subject matter hereof.

     10.11 Binding Effect.  All of the terms of this Agreement and the
           --------------
other Loan Documents, as the same may from time to time be amended, shall be binding upon, inure to the benefit of and be enforceable by the respec-tive successors and assigns of the Borrower and the Lender. This pro-vision, however, shall not be deemed to modify Section 10.7.

     10.12 Captions.  The captions to the various sections and subsections
           --------
of this Agreement have been inserted for convenience only and shall not limit or affect any of the terms hereof.

     10.13 Disbursement of Loan Proceeds.  The Borrower hereby authorizes
           -----------------------------
and directs the Lender to disburse, for and on behalf of the Borrower and for the Borrower's account, the proceeds of Loan made by the Lender to the Borrower pursuant to this Agreement to such Person or Persons as the Borrower shall direct, whether in writing or orally.

     10.14 Injunctive Relief.  The Borrower recognizes that in the event
           -----------------
the Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Lender. The Borrower therefore agrees that the Lender, if the Lender so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

                               TECHDYNE, INC., a Florida corporation


                                  /s/ Thomas K. Langbein
                               By:-----------------------------------
                                  Name: THOMAS K. LANGBEIN
                                  Title: Chairman of the Board


                               BARNETT BANK, N.A., a national banking
                               association

                                  /s/ Elvis Calvi
                               By:-----------------------------------
                                  Name: ELVIS CALVI
                                  Title: Loan Closing Representative